SUB-ITEM 77Q3

AIM TECHNOLOGY FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING  3/31/2007
FILE NUMBER 811-3826
SERIES NO.: 6


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                       10,002
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                        2,274
       Class C                                                          801
       Investor Class                                                21,105
       Institutional Class                                                1


74V. 1 Net asset value per share (to nearest cent)
       Class A                                                       $28.49
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                       $27.42
       Class C                                                       $26.69
       Investor Class                                                $28.23
       Institutional Class                                           $29.95